EXHIBIT 10.1

FIRST AMENDMENT

This Amendment (this “Amendment”) is entered into as of November 12, 2008 (the “Amendment Effective Date”), by and among ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (“Company”), CERTAIN SUBSIDIARIES OF COMPANY, as guarantors, the lenders party hereto, and UNION BANK OF CALIFORNIA, N.A. (“UBOC”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Company, certain subsidiaries of Company (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), UBOC, as Administrative Agent, Collateral Agent, and Joint Book Manager, Goldman Sachs Credit Partners L.P., as Co-Syndication Agent, Joint Lead Arranger and Joint Book Manager, Citigroup Global Markets Inc., as Co-Syndication Agent, Joint Lead Arranger and Joint Book Manager, and Wachovia Bank, National Association, Harris Nesbitt and National City Bank, as Documentation Agents, are parties to that certain $650,000,000 Credit and Guaranty Agreement dated as of September 29, 2005 (as amended from time to time, the “Credit Agreement”) (capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement);

WHEREAS, Company has requested that the Administrative Agent and the Requisite Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, Administrative Agent and the Requisite Lenders are willing to so provide the amendments requested by Company, upon the terms and subject to the conditions as herein set forth;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

Section 2. Amendments to Section 1.1 (Definitions). Section 1.1 is hereby amended by:

(a) deleting the definitions of “Consolidated Excess Cash Flow” and “Eligible Assignee” in their entirety and replacing such definitions with the following in the appropriate alphabetical order:

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt, including any repayments, repurchases or cancellations of Term Loans in accordance with Section 2.12(c) hereof (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments ), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense, and (d) provisions for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses and (iii) solely for purposes of repurchases of Term Loans in accordance with Section 2.12(c) of this Agreement, Company; provided, that no Affiliate of Company nor, other than as set forth in clause (iii) of this definition, Company, shall be an Eligible Assignee.

(b) adding “(including, without limitation, any non-Cash gain from the repayment, repurchase or cancellation of Term Loans by Company pursuant to Section 2.12(c) of this Agreement)” in the definition of “Consolidated Adjusted EBITDA” immediately after “minus (ii) other non-Cash items increasing Consolidated Net Income”.

Section 3. Amendments to Section 2.12 (Voluntary Prepayments/Commitment Reductions). Section 2.12(c) is hereby added immediately after the end of Section 2.12(b) as follows:

(c) Certain Permitted Term Loan Repurchases. Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the proceeds of Revolving Loans are not used for repurchases of Term Loans otherwise permitted under this Section 2.12(c), Company may repurchase outstanding Term Loans on the following basis:

(i) At any time prior to December 31, 2009, Company may repurchase all or any portion of the Term Loans of one or more Lenders pursuant to an Assignment Agreement between Company and such Lender or Lenders, at a price to be agreed between Company and such Lender or Lenders; provided, that not more than $75,000,000 in aggregate face amount of the outstanding Term Loans may be repurchased in accordance with the terms of this Section 2.12(c); and provided further that, with respect to such repurchases, Company shall provide an executed copy of such Assignment Agreement between Company and such Lender with respect to such repurchase to Administrative Agent as soon as practicable upon execution thereof;

(ii) Reasonably promptly after Company has purchased any Term Loans, Company shall notify the Administrative Agent and the Lenders of the aggregate principal amount of Term Loans so purchased. In addition to the foregoing and not limiting any other provision of this Section 2.12(c), any such Term Loan repurchases by Company shall be subject to such other procedures established by the Administrative Agent in consultation with Company.

(iii) With respect to all repurchases made by Company pursuant to this Section 2.12(c), (A) Company shall pay all accrued and unpaid interest, if any, on the repurchased Term Loans to the date of repurchase of such Term Loans (to the extent agreed between Company and the applicable assignor of the repurchased Term Loans), (B) such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.12, Section 2.14, Section 2.15 or Section 2.16 hereunder and (C) no such repurchases and cancellations shall change the scheduled amortization required by Section 2.11, except to reduce the amount outstanding and due and payable on the Term Loan Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro rata basis, to the Term Loans purchased by Company and deemed cancelled pursuant to Section 2.12(c)(iv)); and

(iv) Following repurchase by Company pursuant to this Section 2.12(c), any Term Loans so repurchased shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Company), for all purposes of this Agreement and all other Credit Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Company as a Lender under this Agreement or any other Credit Document or (D) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. Any payment made by Company in connection with a repurchase permitted by this Section 2.12(c) shall not be subject to the provisions of Section 2.15(a), Section 2.15(c) or Section 2.16. Failure by Company to make any payment to a Lender required by an Assignment Agreement permitted by this Section 2.12(c) shall not constitute an Event of Default under Section 8.1(a).

Section 4. Amendments to Section 2.15(c) (General Provisions Regarding Payments). Section 2.15(c) is hereby amended by adding “(it being understood and agreed that, for the avoidance of doubt, any Term Loan repurchases made by Company pursuant to Section 2.12(c) hereof do not need to be made pro rata to all Lenders)” immediately before the period at the end of Section 2.15(c).

Section 5. Amendments to Section 2.16 (Ratable Sharing). Section 2.16 is hereby amended by adding “It is understood and agreed that, for the avoidance of doubt, this Section 2.16 shall not apply with respect to any Term Loan repurchases made by Company pursuant to Section 2.12(c) hereof.” immediately after the period at the end of Section 2.16.

Section 6. Amendments to Section 10.6 (Successors and Assigns; Participations). Section 10.6 is hereby amended by:

(a) deleting “and” at the end of Section 10.6(c)(i);

(b) replacing the period at the end of Section 10.6(c)(ii) with “; and”;

(c) adding a new Section 10.6(c)(iii) immediately after Section 10.6(c)(ii) as follows:

(iii) to any Person meeting the criteria of clause (iii) of the definition of the term “Eligible Assignee” upon the giving of notice to Administrative Agent.

(d) deleting the last two sentences of Section 10.6(d) and replacing them with the following:

Other than with respect to assignments made under Section 2.12(c) hereof, payment to the assignor by the assignee in respect of the settlement of an assignment of any Loans or Revolving Commitments shall not include unpaid interest which has accrued on such Loans or Revolving Commitments. Other than with respect to assignments made under Section 2.12(c) hereof, on and after the applicable Assignment Effective Date, the applicable assignee shall be entitled to receive all interest paid or payable with respect to the assigned Loans or Revolving Commitment that accrues after the applicable Assignment Effective Date.

(e) inserting “and Section 2.12(c), if applicable” after “Subject to the terms and conditions of this Section 10.6” in Section 10.6(f);

(f) changing Section 10.6(i) to Section 10.6(h) for all purposes of the Credit Agreement, including in Section 10.6 and in Section 10.17; and

(g) inserting “and subject to Section 2.12(c),” immediately after “In addition to any other assignment permitted pursuant to this Section 10.6,” in Section 10.6(h).

Section 7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:

(i) Amendment Documents. This Amendment, duly executed by Company and the Guarantors (the “Amendment Documents”);

(ii) Consent of Requisite Lenders. The written consent of the Requisite Lenders to this Amendment;

(iii) Fees. The fees, expenses and other amounts payable on the Amendment Effective Date referred to in Section 12 and Section 13 hereof required to be reimbursed or paid by Company hereunder or under any other Credit Document; and

(iv) Additional Information. Such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) The representations and warranties contained herein and in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

(c) No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

Section 8. Representations and Warranties. Each Credit Party hereby represents and warrants to Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been duly authorized by all necessary action on the part of each Credit Party and will not violate the Organizational Documents of any Credit Party, (b) all representations and warranties set forth in the Credit Agreement and in any other Credit Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date, (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Credit Document shall survive the execution and delivery of this Amendment and the other Credit Documents, and no investigation by Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of Administrative Agent and the Lenders to rely upon them.

Section 10. Certain Waivers. Each of the Company and the Guarantors hereby agrees that neither the Administrative Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against the Administrative Agent and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of the amendments contained herein and any discussions or actions taken or not taken by the Administrative Agent or the Lenders on or before the date hereof or the discussions conducted in connection therewith, or any course of action taken by the Administrative Agent or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of the Administrative Agent or any Lender or any of their respective agents. This section shall survive the execution and delivery of this Amendment and the other Credit Documents and the termination of the Credit Agreement.

Section 11. Reference to Agreement. Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 12. Costs and Expenses. Company shall pay on demand all out-of-pocket costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 13. Amendment Fees. Each of the Lenders consenting to this Amendment and submitting to the Administrative Agent an executed signature page hereto on or prior to noon NY time on November 5, 2008 shall have received, on or prior to the date hereof, an amendment fee equal to 0.10% of the outstanding principal amount of Loans and Commitments held by it.

Section 14. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 15. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 16. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 17. Limited Effect. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights any Lender may have under the Credit Agreement (other than as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments under the same or similar circumstances in the future.

Section 18. Ratification By Guarantors. The Guarantors hereby agree to this Amendment, and the Guarantors acknowledge that the Guarantors’ Guaranty shall remain in full force and effect without modification thereto.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Christopher T. Young
Name:	Christopher T. Young
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Entravision First Amendment Signature Page

GUARANTORS

ENTRAVISION, L.L.C.
ENTRAVISION-EL PASO, L.L.C.
ENTRAVISION-TEXAS G.P., L.L.C.
ENTRAVISION-TEXAS L.P., INC.
ARIZONA RADIO, INC.
Z-SPANISH MEDIA CORPORATION
LOS CEREZOS TELEVISION COMPANY
LATIN COMMUNICATIONS GROUP, INC.
DIAMOND RADIO, INC.
ENTRAVISION SAN DIEGO, INC.
THE COMMUNITY BROADCASTING COMPANY OF SAN DIEGO, INCORPORATED
CHANNEL FIFTY SEVEN, INC.
VISTA TELEVISION, INC.
ENTRAVISION HOLDINGS, LLC
ASPEN FM, INC.
ENTRAVISION-TEXAS LIMITED PARTNERSHIP
ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

By:	/s/ Christopher T. Young
Name:	Christopher T. Young
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Entravision First Amendment Signature Page

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and a Lender

By:	/s/ Erik Allen
Name:	Erik Allen
Title:	Vice President

Entravision First Amendment Signature Page